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                                                                   Exhibit 10.18

                                    SEPRACOR





December 18, 1997




Sepracor Inc.
Mr. Robert Scumaci
Sr. VP Finance & Administration
111 Locke Drive
Marlboro, MA  01752

Dear Bob:

This letter is confirming our conversation. Please extend David Barlow's loan for one year to December 31, 1998. This extension should be principal and interest, which at December 31, 1998 will amount to $265,164.11.

Sincerely,

 /s/Timothy J. Barberich

Timothy J. Barberich
President & CEO
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                                    SEPRACOR
                                 PROMISSORY NOTE

                                                               July 1, 1997 to
$231,317                                                     December 30, 1997

         FOR VALUE RECEIVED, the undersigned Mr. DAVID BARLOW with an address of 44 Hundreds Circle Wellesley, MA 02181 (hereinafter referred to as the "Borrower"), promises to pay to the order of Sepracor Inc. (together with any subsequent holders of this Note, the "Lender"), at its office at 111 Locke Drive, Marlborough, Massachusetts 01752, or at such other place as the Lender may from time to time designate in writing, the principal sum of:

         Two Hundred Thirty-One Thousand Three Hundred and Seventeen DOLLARS

         This note is interest bearing prime plus 75 basis points compounded and reset quarterly.

         If not sooner paid, all outstanding principal shall be paid to the Lender on the earlier of (a) date of termination from employment (b) one year from date of Promissory Note.

         This Note may be prepaid, in whole or from time to time in part, at anytime, without premium or penalty.

         All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for the public and private debts at the time of payment.

         It is expressly agreed that the occurrence of any one or more of the following shall constitute an "Event of Default" hereunder: (a) failure to pay upon termination of employment (b) failure to pay note on expiration. If any such Event of Default hereunder shall occur, the Lender may, as its option, declare to be immediately due and payable the then outstanding principal balance under this Note, and all other amounts payable to the Lender hereunder, shall become and be due and payable immediately. The failure of the Lender to exercise said option to accelerate shall not constitute a waiver of the right to exercise the same at any other time.

         The Borrower will pay on demand all costs and expenses, including reasonable attorneys' fees, incurred or paid by the Lender in enforcing or collecting any of the obligations of the Borrower hereunder. The Borrower agrees that all such costs and expenses and all other expenditures by the Lender on account hereof, other than advances of principal, which are not reimbursed by the Borrower immediately upon demand, all amounts due under this Note after maturity, and any amounts due hereunder if an Event of Default shall occur hereunder, shall bear interest at a fluctuating per annum rate equal to the sum of the Prime Rate from time to time in effect plus five percent, but in no event more than the maximum rate of interest then
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permitted by law (the "Default Rate"), until such expenditures are repaid or this Note and such amounts as are due are paid to the Lender.

         This Note is secured by Borrowers stock options in Sepracor Inc., and by the property owned at 44 Hundreds Circle, Wellesley, MA 02181 (as from time to time amended and in effect, the "Security") No sale transfer or assignment of said stock options can be made without the express written consent of the President and CEO of Sepracor.

         All notices required or permitted to be given hereunder shall be in writing and shall be effective when mailed, postage prepaid, by registered or certified mail, addressed in the case of the Borrower and the Lender to them at the address set forth above, or to such other address as either the Borrower or the Lender may from time to time specify by like notice.

         All of the provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. If there is more than the undersigned Borrower, the obligations of each Borrower shall be joint and several. This Note shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         The Borrower hereby consents to any extension of time of payment hereof, release of all or any part of the security for the payment hereof, or release of any party liable for this obligation, and waives presentment for payment, demand, protest and notice of dishonor. Any such extension or release may be made without notice to the Borrower and without discharging its liability.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note, on the day and year first above written.



 /s/ Timothy J. Barberich                /s/ David S. Barlow
 ------------------------                -------------------
Timothy J. Barberich                    David S. Barlow
President and CEO                       Executive Vice President & President of
                                        Pharmaceuticals



                                         /s/ Ann M. Barlow
                                         -----------------
                                        Ann M. Barlow